EXHIBIT 99.2

FOR IMMEDIATE RELEASE                                 CONTACTS:
                                                      Investor Relations
                                                      ------------------
                                                      Brian Hajost
                                                      Executive Vice President,
                                                      Finance and Administration
                                                      Phone: (703) 904-3185
                                                      Email: bhajost@treev.com

                                                      Public Relations
                                                      ----------------
                                                      Tony Cook
                                                      Vice President
                                                      Marketing
                                                      Phone: (703) 904-3112
                                                      Email: tcook@treev.com

                     TREEV(R) REPORTS SECOND QUARTER RESULTS

                    --2Q99 Revenues Increase 37% Over 1Q99--

HERNDON, VA--August 3, 1999, TREEV, Inc. (NASDAQ/NMS:TREV), a leader in delivering integrated document and content management solutions, today reported financial results for the second quarter ended June 30, 1999.

Revenues in the second quarter of 1999 increased by more than 14 percent to $8.1 million from $7.1 million in the second quarter of 1998. Revenues in the second quarter of 1999 increased 37% over revenues in the first quarter of 1999. The Company's results improved by 60 percent, with a net loss in the second quarter of 1999 of $1.3 million, or $0.13 per share, compared with a net loss of $3.3 million, or $0.50 per share, for the same period in 1998.

Revenues for the six-month period ended June 30, 1999, revenues increased by 5 percent to $14.0 million from $13.3 million in 1998. Net loss for the six month period was $3.1 million, or $0.30 per share, versus the net loss of $5.8 million, or $0.94 per share, for the comparable period in 1998.

Commenting on the second quarter performance, TREEV Chairman, Jim Leto said, "We are encouraged about our significant revenue increase over the first quarter of this year. Our profit performance this quarter, however, did not achieve the results we were expecting. This shortfall is attributable to orders from our major accounts, such as Alltel, Capital Group and Bisys that had a higher hardware component than expected and customers postponing orders due to their focus on the Year 2000. Nevertheless, we believe the fundamentals of our core business remains solid, our reseller channel is gaining momentum and we will become profitable this year."
                                     (more)

TREEV Reports Second Quarter Results
Page Two of Two

"We did see encouraging results from our direct and indirect sales organizations," said Tom Wilson, President and COO. "During the second quarter, we signed over 65 customer contracts including Comgraphics, Swiss Re, Bank of the West and Hibernia Bank, and five new business partners including DigiFile, Data Connect and Bryn Technologies."

TREEV, Inc.'s statements of operations and condensed balance sheets for the second quarter ended June 30, 1999 are attached to this release.

About TREEV
TREEV delivers patented integrated enterprise document and content management technologies that enables customers and value added resellers to rapidly build and deploy web-enabled applications to meet their business goals. TREEV's technologies are exemplified by TREEV 2000, its standards-based component architecture consisting of DocuTREEV (document management), DataTREEV (COLD/ERM), AutoTREEV (workflow), and OmniTREEV (content management). Headquartered in Herndon, Virginia, TREEV employs over 200 technology and services experts with over 2,000 customer installations worldwide.

For  additional  information  about TREEV's  products and services,  please call
(800) 254-0994, or visit TREEV's Web site at www.treev.com.

TREEV(R) is a registered trademark and TREEV 2000(TM), DocuTREEV(TM), DataTREEV(TM), AutoTREEV(TM) and OmniTREEV(TM) are trademarks of TREEV, Inc. All other products and brand names are trademarks or registered trademarks of their respective owners.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward looking statements that involve a number of risks and uncertainties. Although the Company has used its best efforts to be accurate in making these forward looking statements, it is possible that the assumptions made by management are not necessarily the most likely and may not materialize. In addition to those factors, other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the computer industry and general economy; competitive factors; ability to attract and retain personnel, including key management personnel; maintenance of the Company's NASDAQ listing; the price of the Company's stock; and the risk factors set forth from time to time in the Company's SEC reports, including but not limited to its annual report on Form 10-K and its quarterly reports on Forms 10-Q.

                                   TREEV, INC.
                            STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                          Three Months Ended June 30,  Six Months Ended June 30,
                              1999            1998         1999         1998
                            --------        --------     --------     --------
                           (Unaudited)                 (Unaudited)

Revenues:
   Products                 $  4,802        $  4,244     $  7,630     $  7,795
   Services                    3,312           2,844        6,404        5,493
                            --------        --------     --------     --------
                               8,114           7,088       14,034       13,288
Cost of sales:
   Products                    2,346           1,846        3,696        3,661
   Services                    2,080           1,941        4,173        3,786
                            --------        --------     --------     --------
                               4,426           3,787        7,869        7,447

Gross margin                   3,688           3,301        6,165        5,841
Gross margin %                    45%             47%          44%          44%

Sales and marketing            2,776           3,103        5,297        5,837
General and administrative       971           1,075        1,913        2,250
Product development            1,244             965        2,051        1,961
Restructuring costs             --             1,505         --          1,505
Interest income (expense)        (44)              6          (46)         (62)
                            --------        --------     --------     --------
                               5,035           6,642        9,307       11,615

Net loss                      (1,347)         (3,341)      (3,142)      (5,774)

Preferred stock dividends       (337)           (337)        (674)        (674)
                            --------        --------     --------     --------
Net loss applicable to
 common shares              $ (1,684)       $ (3,678)    $ (3,816)    $ (6,448)

Net loss per common share   $  (0.13)       $  (0.50)    $  (0.30)    $  (0.94)

Weighted average shares       12,803           7,333       12,777        6,829

                                   TREEV, INC.
                            CONDENSED BALANCE SHEETS
                                 (In thousands)

                                                       June 30,    December 31,
                                                        1999           1998
                                                    ------------   ------------
                                                     (unaudited)
ASSETS

Cash and cash equivalents                           $      1,741   $      1,645
Accounts and notes receivable, net                        11,311         11,419
Other current assets                                       1,377          1,401
                                                    ------------   ------------
     Total current asset                                  14,429         14,465
Other assets                                               5,035          5,057
                                                    ------------   ------------
                                                    $     19,464   $     19,522
                                                    ============   ============


LIABILITIES AND EQUITY

Current liabilities                                 $     14,878   $     11,949
Long term-debt                                                26             43
Stockholders' equity                                       4,560          7,530
                                                    ------------   ------------
                                                    $     19,464   $     19,522
                                                    ============   ============